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EXHIBIT 23.1

            Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-41787) pertaining to the Psychemedics Corporation 1989 Incentive Stock Option Plan, the 1989 Non-Qualified Stock Option Plan, the 1991 Non-Qualified Stock Option Plan and Non-Qualified Stock Option Agreements pursuant to Written Compensation Agreements, (Form S-8 No 33-50712) pertaining to the 1989 Employee Stock Option Plan, (Form S-8 No. 33-66942) pertaining to the 1989 Employee Stock Option Plan, (Form S-8 No. 333-12403) pertaining to the 1989 Employee Stock Option Plan and the 1989 Non-Qualified Stock Option Plan, (Form S-8 No. 333-39968) pertaining to the 2000 Stock Option Plan, (Form S-3 No. 33-45332) and (Form S-3 No. 33-58970) pertaining to shares issued in private placements of Psychemedics Corporation of our report dated March 4, 2005, relating to the financial statements as of and for the year ended December 31, 2004, which are included in this Annual Report on Form 10-K.

                                                 /s/ BDO Seidman, LLP

Boston, Massachusetts
March 28, 2005